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                                                                  EXHIBIT 25
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                     ------------------------------------

                                   FORM T-1

                      STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     ------------------------------------

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                   A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                     ------------------------------------

                         THE HUNTINGTON NATIONAL BANK
             (Exact name of trustee as specified in its charter)

                                                        31-0966785
(Jurisdiction of incorporation or organization       (I.R.S. Employer
       if not a U.S. national bank)                 Identification No.)

            41 South High Street
               Columbus, Ohio                               43215
  (Address of principal executive offices)                (Zip Code)

                              Ralph K. Frasier
                               General Counsel
                         The Huntington National Bank
                          41 S. High Street - HC3412
                            Columbus, Ohio  43215
                             Tel: (614) 480-4647
          (Name, address and telephone number of agent for service)

                     ------------------------------------

                                NS GROUP, INC.
             (Exact name of obligor as specified in its charter)

             Kentucky                                   61-0985936
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)

      Ninth and Lowell Streets
          Newport, Kentucky                                41072
 (Address of principal executive offices)                (Zip Code)

                     ------------------------------------

                               N.S. Group, Inc.
                     ____% Senior Secured Notes Due 2003
                     (Title of the indenture securities)

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                                   GENERAL

Pursuant to General Instruction B of the Form T-1, the applicant is providing response to only Items 1, 2 and 16 of Form T-1 since the obligor is not in default.

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              Office of the Comptroller of Currency, Central District, One Financial Plaza, 440 South LaSalle, Suite 2700, Chicago, Illinois 60605.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of Cleveland, District No. 4, 1455 East Sixth Street, Cleveland, Ohio 44114.

              Federal Deposit Insurance Corporation, Chicago Region, 30 South Wacker Drive, Chicago, Illinois 60505

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with the obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.







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Item 16.List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect (see Item 16, Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-80080, which is incorporated by reference).

        2. A copy of the Certificates of Authority of the Trustee to Commence Business (see Item 16, Exhibit 2 to Form T-1 filed in connection with Registration Statement NO. 33-80080, which is incorporated by reference).

        3. A copy of the authorization of the Trustee to exercise corporate trust powers (see Item 16, Exhibit 3 to Form T-2 filed in connection with Registration Statement No. 33-80080, which is incorporated by reference).

        4. A copy of the existing Bylaws of the Trustee (see Item 16, Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-80080, which is incorporated by reference).

        5.  Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act (See Item 16, Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-80080, which is incorporated by reference).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.  Not applicable.

        9.  Not applicable.

                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Huntington National Bank, a national association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus and State of Ohio, on the 10th day of January, 1995.

                                        THE HUNTINGTON NATIONAL BANK

                                        By /s/  Richard H. Tapke, Jr.

                                        Richard H. Tapke, Jr.
                                        Executive Vice President





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                            EXHIBIT 7 TO FORM T-1

                             REPORT OF CONDITION
                          CONSOLIDATING DOMESTIC AND
                           FOREIGN SUBSIDIARIES OF

                         THE HUNTINGTON NATIONAL BANK

of Columbus in the state of Ohio, at the close of business on September 30, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.
Charter Number 7745
                                 Comptroller of the Currency Central District
Statement of Resources and Liabilities

                                                                              THOUSANDS
                                                                              OF DOLLARS
                                        ASSETS

Cash and balances due from
  depository institutions:
    Noninterest-bearing balance
      and currency and coin   . . . . . . . . . . . . . . . . .               $   605,210
    Interest-bearing balances   . . . . . . . . . . . . . . . .                       250
Securities:
    Held-to-maturity securities   . . . . . . . . . . . . . . .                   126,592
    Available-for-sale securities   . . . . . . . . . . . . . .                 1,399,177
Federal funds sold and securities purchased under
    agreements to resell in domestic offices of the bank
    and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold  . . . . . . . . . . . . . . . . . . . .                   498,610
    Securities purchased under agreements to resell   . . . . .                   196,710
Loans and lease financing receivables:
    Loans and leases,
      net of unearned income  . . . . . . . . . . .   8,128,682
    LESS:  Allowance for
      loan and lease losses   . . . . . . . . . . .     154,778
    Loans and leases, net of unearned
      income, allowance, and reserve  . . . . . . . . . . . . .                 7,973,904
Assets held in trading accounts . . . . . . . . . . . . . . . .                     5,423
Premises and fixed assets
    (including capitalized leases)  . . . . . . . . . . . . . .                   187,240
Other real estate owned . . . . . . . . . . . . . . . . . . . .                    48,800
Customers' liability to this bank on
  acceptances outstanding . . . . . . . . . . . . . . . . . . .                    65,130
Intangible assets . . . . . . . . . . . . . . . . . . . . . . .                    49,133
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . .                   277,081
                                                                              -----------
    TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . .               $11,433,260
                                                                              ===========





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
                                LIABILITIES
Deposits
    In domestic offices   . . . . . . . . . . . . . . . . . . .        $ 6,781,764
    Noninterest-bearing   . . . . . . . . . . . . . . 1,444,148
    Interest-bearing  . . . . . . . . . . . . . . . . 5,337,616
In foreign offices, Edge and Agreement
  subsidiaries and IBFs . . . . . . . . . . . . . . . . . . . .            525,640
  Interest-bearing  . . . . . . . . . . . . . . . . . . 525,640
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  Federal funds purchased . . . . . . . . . . . . . . . . . . .            363,585
  Securities sold under agreements
    to repurchase   . . . . . . . . . . . . . . . . . . . . . .            536,642
Other borrowed money:
  With original maturity of one year or less  . . . . . . . . .          1,323,008
  With original maturity of more than one year  . . . . . . . .            574,531
Mortgage indebtedness and obligations
  under capitalized leases  . . . . . . . . . . . . . . . . . .              2,169
Bank's liability on acceptance
  executed and outstanding  . . . . . . . . . . . . . . . . . .             65,130
Subordinated notes and debentures . . . . . . . . . . . . . . .            249,145
Other liabilities . . . . . . . . . . . . . . . . . . . . . . .            147,641
                                                                           -------
    TOTAL LIABILITIES   . . . . . . . . . . . . . . . . . . . .        $10,569,255
                                                                       ===========
                                  EQUITY CAPITAL

Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .             40,000
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .            155,571
Undivided profits and capital reserves  . . . . . . . . . . . .            682,858
Net unrealized holding gains (losses)
  on available-for-sale securities  . . . . . . . . . . . . . .           (14,424)
                                                                          --------
    TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . .            864,005
                                                                           -------
    TOTAL LIABILITIES, LIMITED-LIFE
      PREFERRED STOCK AND
      EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . .        $11,433,260
                                                                       ===========

I, Gregg A. Christenson, Senior Vice President of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                            Gregg A. Christenson
                                                                October 27, 1994

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                W. Lee Hoskins                         Directors
                                Peter H. Edwards
                                Rodney Wasserstrom



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